UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 7, 2011, we entered into a credit agreement with Bank of America, N.A. as administrative agent and lender. The credit agreement provides for a $100.0 million revolving credit facility that is initially unsecured. We are not borrowing under the credit agreement at this time.

We may elect that the loans under the credit agreement bear interest at a rate per annum equal to (i) LIBOR plus 1.50%, or (ii) the rate of interest publicly announced from time to time by Bank of America as its prime rate.  We may prepay the loans, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to LIBOR borrowings. We may borrow, repay and reborrow under the facility until July 6, 2012, at which point the facility terminates.

The agreement contains customary representations and warranties, affirmative and negative covenants and events of default, including payment defaults, defaults for breaches of representations and warranties, covenant defaults and cross defaults.  The credit agreement also requires that we comply with certain financial covenants, including a covenant that requires us to maintain at least $400.0 million in cash, cash equivalents and marketable securities in domestic deposit and securities accounts and a covenant that limits our quarterly net losses.

The obligations of the lender to make an initial advance under the credit agreement are subject to a number of conditions, including a satisfactory due diligence review of our financial and business position. Also, if, prior to an initial borrowing under the credit agreement, we engage in certain investment, acquisition or disposition transactions or prepay indebtedness, such activities could restrict our ability to borrow under the credit agreement.

If we borrow under the credit agreement, we will become subject to certain additional negative covenants, subject to exceptions, restricting or limiting our ability and the ability of our subsidiaries to, among other things, grant liens, make certain investments, incur indebtedness, make certain dispositions and prepay indebtedness.

If we default under certain provisions of the credit agreement, including any default of a financial covenant, the loans will become secured by our cash, cash equivalents and marketable securities with a margined value of $100.0 million.   In addition, if an event of default occurs, the interest rate would increase and the administrative agent would be entitled to take various actions, including the acceleration of payment of amounts due under the loan.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: January 13, 2011	/s/ Kenneth S. Boger
Kenneth S. Boger Senior Vice President and General Counsel